EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 1, 2023 relating to the consolidated financial statements of ACM Research, Inc. and subsidiaries (the "Company") appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2023. We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ArmaninoLLP
San Ramon, California

March 18, 2024